Exhibit 10.9

Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402	PROMISSORY NOTE

For value received, the undersigned, hereby promises to pay to the order of Wells Fargo Equipment Finance, Inc. (the "Lender") at its office in Minneapolis, Minnesota, or at such other place as may be designated from time to time by the holder hereof, the sum of $3,121,970.62 in installments according to the schedule set forth below; provided, however, that the undersigned and the Lender may agree to any other payment schedule, in which case any variations shall be set forth in the space provided for additional provisions. The first payment period shall begin on the 15th day of the month in which Lender disburses the loan proceeds if disbursement is made on or before the 15th day of such month, and the first payment period shall begin on the last day of such month if disbursement is made during the balance of such month. The first installment shall be payable on the first payment due date set forth below (which may be the same as the date the first payment period begins). Subsequent installments shall be payable on the first day of each payment period beginning after the first payment period. The undersigned agrees that the date the first payment period begins may be left blank when this Note is executed and hereby authorizes Lender to insert such date based upon the date the loan proceeds are disbursed.

PAYMENT SCHEDULE:

Date first payment period begins:	First payment due:
Number of Installments: 60	Amount of each installment: See Add'l Provisions
Payment period: Monthly	Annual Interest rate used in computing payment schedule: 5.63%
Principal amount of loan proceeds disbursed: $2,523,898.33

ADDITIONAL PROVISIONS: Debtor shall make fifty-nine (59) consecutive monthly installments of $24,236.00, followed by one (1) final installment of $1,692,046.62.

In addition to installment payments as set forth above, the undersigned agrees to pay Lender interim interest on the loan proceeds disbursed hereunder from the date of disbursement to the date the first payment period begins at the annual interest rate set forth above used in computing the payment schedule. Interim interest shall be due and payable on the date the first payment period begins.

If any installment is not paid when due, then in addition to any other remedy Lender may have hereunder, Lender may impose and, if imposed, the undersigned shall pay a late charge of 5% of the amount of the delinquent installment but in any event not more than permitted by applicable law.

Payments thereafter received shall be applied first to delinquent installments and then to current installments.

The Note may be prepaid in whole or in part at anytime and from time to time but only if accompanied by a prepayment premium in an amount equal to the greater of 2% or the amount determined in accordance with the following formula:

L=	(R-T) × PxD 360
L=	amounts payable to Lender as a prepayment premium
R=	the interest rate of United States Treasury instruments of similar duration as this Note as of the date the first payment period begins

T=	the interest rate of United States Treasury instruments of similar duration as this Note as of the prepayment date
P=	the amount of principal prepaid
D=	the number of days remaining until maturity of this Note as of the date of such prepayment

Any partial prepayment shall be applied to the last maturing installment or installments. Upon any prepayment in full, the unearned portion of the interest will be refunded using the simple interest method.

The following shall constitute an Event of Default hereunder: (a) failure to pay any installment hereunder when due: (b) the occurrence of an event of default as defined in any security agreement or mortgage securing this Note; (c) the commencement of any bankruptcy or insolvency proceedings by or against the undersigned or any guarantor of this Note; and (d) any indebtedness the undersigned may now or hereafter owe to Lender or any affiliate thereof shall be accelerated following a default thereunder or, if any such indebtedness is payable on demand, payment thereof shall be demanded. Upon the occurrence of an Event of Default, Lender may do any one or more of the following as it may elect: (i) upon written notice to the undersigned, declare the entire unpaid balance of the Note to be immediately due and payable, and the same (less unearned interest computed using the simple interest method as if this Note had been paid in full on the date it became due and payable) shall thereupon be and become immediately due and payable: (ii) exercise any one or more of the rights and remedies available to it under any security agreement or mortgage securing this Note or under any other agreement or by law.

THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

IN WITNESS WHEREOF the Debtor has signed this Agreement as of the date first above written.

MTR GAMING GROUP, INC.

/s/ EDSON R. ARNEAULT Edson R. Arneault President

        Additional Terms.    The undersigned hereby waives presentment, notice of dishonor, and protest. The undersigned agrees to pay all costs of collection of this Note, including reasonable attorneys' fees. The holder hereof may change the terms of payment of the Note by extension, renewal or otherwise, and release any security for, or party to, this Note and such action shall not release any accommodation maker, endorser, or guarantor from liability on this Note. Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee, prepayment premium or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable law and any such excess amounts shall be applied towards the reduction of the principal balance of this Note.

This Note shall be constructed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota without regard to conflicts of law rules.

If this Note is signed by more than one person as Debtor, then the term "Debtor" shall refer to each of them separately and to all of them jointly, and each such person shall be liable hereunder individually in full and jointly with the others.